UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 8, 2010
Date of Report
(Date of earliest event reported)

__________________________

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officers

On December 8, 2010, the Company terminated the employment of Chuck Furedy, Vice President of Sales, as part of a realignment of the Company's U.S. sales force. The terms of the termination are in accordance with the Executive Employment Agreement between Mr. Furedy and the Company. The form of the Executive Employment Agreement was reported on the Company's Form 8-K dated January 21, 2009. As a result of Mr. Furedy's termination, Mr. Furedy is entitled to a continuation of his regular base salary for a period of three months, continued health insurance benefits for up to three months, and other benefits as provided in his Executive Employment Agreement.

The duties of Mr. Furedy are being assumed by other officers and senior management employees of the Company. Details of the U.S. sales force realignment were reported in a press announcement dated December 14, 2010 which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press announcement titled "Socket Mobile Realigns its U.S. Sales Force to Improve Customer Access"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: December 14, 2010	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press announcement titled "Socket Mobile Realigns its U.S. Sales Force to Improve Customer Access"